Exhibit 10.88

AMENDMENT NO. 1
TO
CONSULTING AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”) to that certain Consulting Agreement dated on or about July 1, 2025 (the “Consulting Agreement”), entered into by and between Herbert YF Global Holding Limited (the “Company”) and Linkage International Limited (the “Consultant”), is entered into effective as November 17, 2025, by and between the Company and the Consultant.

RECITALS:

WHEREAS, pursuant to the Consulting Agreement, the Company was required to pay a refundable deposit in the amount of HKD 25,000,000 as a refundable deposit for the acquisition of Ortus Climate Mitigation LLC’s Italian operations.

WHEREAS, the Company is a subsidiary of Clean Energy Technologies, Inc., a Nevada corporation (“CETY”), and the Consultant and other Hong Kong investors purchased 715,447 shares of CETY common stock on or about May 6, 2025 (the “CETY Shares”).

WHEREAS, the Company and the Consultant now desire to amend the Consulting Agreement to agree that the refundability of the deposit shall be secured by the CETY Shares on the terms set forth herein.

WHEREAS, capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings ascribed to such terms in the Consulting Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the recitals set forth above, and the covenants set forth herein, the parties agree that the Subscription Agreement is hereby amended as follows:

1. Amendment of Consulting Agreement. Paragraph 3 of the Consulting Agreement is amended as set forth below (with the language in italics added):

3. DEPOSIT. In order to hold exclusive access with OCM during the due diligence and negotiation process, The Company shall place a deposit in the amount of HKD 25,000,000, which is approximately 4.5% of the expected transaction value. This amount is fully refundable if The Company does not pursue the investment or acquisition transaction with OCM. Such deposit refundability shall be secured by 715,447 shares of common stock of the Company’s parent corporation, Clean Energy Technologies, Inc. (the “Shares”), and if the deposit is not refunded in the event the Company does not pursue the transaction with OCM, the Consultant shall ensure that the Shares are immediately returned to Clean Energy Technologies, Inc. for cancellation.

2. Continued Validity. Except as otherwise expressly stated in this Amendment, all other terms and provisions of the Consulting Agreement shall remain in full force and effect, without amendment or modification.

3. Entire Agreement. This Amendment, together with the Consulting Agreement and any other documents referenced therein, represents the entire agreement of the parties to the Amendment and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of Hong Kong, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than Hong Kong.

5. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[The next page is the signature page]

1

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY:

Herbert YF Global Holding Limited

By:	/s/ Calvin Pang
Calvin Pang, Director

CONSULTANT:

Linkage International Limited

By:	/s/ Lu Mo
Lu Mo, Director

2